Exhibit 99.1

For further information:

David A. Crittenden

Chief Financial Officer

(586) 467-1427

Universal Appoints Scott Wolfe as CEO and David Crittenden as CFO; Don Cochran named Vice Chairman

Warren, MI – December 21, 2012 — Universal Truckload Services, Inc. (NASDAQ: UACL) announced today that its Board of Directors has appointed H.E. “Scott” Wolfe as Chief Executive Officer and David Crittenden as Chief Financial Officer. Don Cochran, Universal’s previous CEO, has been selected as Vice Chairman. He retains his responsibilities as Universal’s President. Bob Sigler, Universal’s previous CFO, will serve as Executive Vice President. The announcement follows Universal’s recent acquisition of LINC Logistics Company, which significantly enhanced the company’s position as a leading provider of third party transportation, value-added services and intermodal services. The changes to and expansion of Universal’s leadership team is part of an on-going transformation and is concurrent with a rebranding effort that reflects the company’s enhanced service portfolio and broader base of customers.

Mr. Wolfe led the development of Logistics Insight Corporation, a LINC subsidiary, beginning in the 1990s. Prior to the merger into Universal on October 1, 2012, Mr. Wolfe had been LINC’s President and Chief Executive Officer, and he was a director since July 2007. Mr. Wolfe has significant expertise with the asset-light logistics business model. He has held leadership positions in both the automotive and transportation industries, including at General Motors, American Motors Corporation and Central Transport.

Mr. Crittenden joined LINC as its CFO in August 2006, where he continues to serve as an officer or director for several operating subsidiaries. Mr. Crittenden brings with him an extensive career in finance and international corporate development in both public and private companies. Prior to joining LINC in 2006, Mr. Crittenden was a vice president of MSX International, Inc., a Michigan-based provider of technical business services. He has held development positions at MascoTech, Deloitte Consulting and Corporate Capital Group.

“Universal is enthusiastic about the expanded services that we are now able to offer our transportation and logistics customers,” commented Scott Wolfe. “Don, David, Bob and I are pleased to have the opportunity to lead an excellent group of people, one that works very hard daily to deliver exceptional services to our commercial and retail customers.”

Universal Truckload Services, Inc. is a leading asset-light provider of transportation, value-added, intermodal and specialized services to customers throughout the United States and in Canada and Mexico. Our transportation services include dry van, flatbed, dedicated, refrigerated, heavy haul, switching and shuttle operations. We also offer brokerage services, which allows us to supplement our capacity and provide our customers with freight transportation by using third party capacity. Our custom-developed value-added services offer customers materials handling and consolidation, sequencing and sub-assembly, cross-docking, kitting and repacking, warehousing and returnable container management. Intermodal operations include both rail-truck and steamship-truck support services, as well as drayage. Our specialized services include full service domestic and international freight forwarding, customs house brokerage service, final mile delivery and ground expedite.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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